Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Bank of America Corporation, which is incorporated by reference in Bank of America Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
December 21, 2004